SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 29, 2016

TWIN DISC, INCORPORATED

(exact name of registrant as specified in its charter)

WISCONSIN	001-7635	39-0667110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

1328 Racine Street     Racine, Wisconsin 53403

(Address of principal executive offices)

Registrant's telephone number, including area code:     (262)638-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2016, the Company’s Board of Directors appointed Malcolm F. Moore to serve as the Company’s Executive Vice President and Chief Operating Officer, effective August 1, 2016. Mr. Moore had previously been serving as the Company’s Executive Vice President, Operations, since July 1, 2015. Prior to that date, Mr. Moore had served on the Company’s Board of Directors since October 2006.

Mr. Moore’s annual base salary as Executive Vice President and Chief Operating Officer will be $375,000. Mr. Moore also receives a housing benefit of $25,000 per year. Mr. Moore’s target incentive bonus under the FY 2017 Corporate Incentive Plan (“CIP”) will be 50% of his base salary. The CIP establishes the target bonus for Mr. Moore based on the following factors and relative weights for each factor: (i) EBITDA (40%); trade working capital as a percentage of sales (20%); sales growth (20%); and strategic objectives (individual achievement) (20%). In no event will an incentive payment under the CIP exceed 200% of the target. An incentive payment to a named executive officer under the CIP may be increased or decreased by up to 20%, at the discretion of the Chief Executive Officer.

Mr. Moore is also the recipient of a target number of 11,164 performance shares granted on July 31, 2015; a target number of 19,386 performance shares granted on July 28, 2016; 11,164 shares of restricted stock granted on July 31, 2015; and 19,386 shares of restricted stock granted on July 28, 2016. The terms of these awards are identical in all material respects to the awards of performance shares and restricted stock granted to the Company’s named executive officers on the above dates. The forms of agreements under which these awards were made are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, and are incorporated herein by reference.

Mr. Moore is also a party to a Change in Control Severance Agreement with the Company, as well as an Indemnity Agreement with the Company. The forms of these agreements are attached as Exhibits 10.5 and 10.6, respectively, and are incorporated herein by reference.

Mr. Moore, age 65, was appointed Executive Vice President, Operations, on July 1, 2015. From June 2013 through June 2015, Mr. Moore served as President and CEO of Digi-Star, LLC, a global supplier of electronic components and software used in precision agriculture based in Fort Atkins, Wisconsin. Mr. Moore also served as Chairman of Digi-Star, LLC, from November 2011 through June 2013. From 1999 to 2010, Mr. Moore held various positions, including Executive Vice President and COO, President and COO, and President and CEO of Gehl Company, a manufacturer and distributor of compact equipment for construction and agricultural markets based in West Bend, Wisconsin.

Since 2010, Mr. Moore has also served as President and CEO of Naples, Florida-based Port Royal Partners, LLC, an enterprise focusing on investments in the marine industry. Mr. Moore also serves on the Board of Directors of Ag Growth International and Freightcar America, Inc.

Mr. Moore received an MBA from Northwestern University’s Kellogg School of Management and a BSBA from American University, with a major in International Business.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Moore and any of the Company’s executive officers or directors, or any person nominated to become a director or executive officer. There is no arrangement or understanding between Mr. Moore and any other person pursuant to which Mr. Moore was appointed as the Executive Vice President and Chief Operating Officer of the Company. There are no transactions in which Mr. Moore has an interest requiring disclosure under Item 404(a) of Regulation S-K.

FORWARD LOOKING STATEMENTS

The disclosures in this report on Form 8-K and in the documents incorporated herein by reference contain or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (or entities in which the Company has interests), or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements. Certain factors that could cause the Company’s actual future results to differ materially from those discussed are noted in connection with such statements, but other unanticipated factors could arise. Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this Form 8-K. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1

Form of Performance Stock Award Grant Agreement for award of performance shares on July 31, 2015 (Incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K dated August 5, 2015). File No. 001-07635.

10.2

Form of Restricted Stock Award Grant Agreement for restricted stock grants on July 31, 2015 (Incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K dated August 5, 2015). File No. 001-07635.

10.3

Form of Performance Stock Award Grant Agreement for award of performance shares on July 28, 2016 (Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K dated August 3, 2016). File No. 001-07635.

10.4

Form of Restricted Stock Award Grant Agreement for restricted stock grants on July 28, 2016 (Incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K dated August 3, 2016). File No. 001-07635.

10.5	Form of Change in Control Severance Agreement (Incorporated by reference to Exhibit 10.5 of the Company’s Form 8-K dated August 5, 2014). File No. 001-07635.
10.6	Form of Indemnity Agreement (Incorporated by reference to Exhibit 10.5 of the Company’s Form 8-K dated August 2, 2005). File No. 001-07635.

SIGNATURE

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 4, 2016	Twin Disc, Incorporated

/s/ JOHN H. BATTEN
John H. Batten
President and Chief Executive Officer